Mississippi Operations

Unaudited Financial Statements

As of and For the Six Months Ended June 30, 2025

MISSISSIPPI OPERATIONS

BALANCE SHEETS

	June 30,	December 31,
	2025 (Unaudited)	2024 (Unaudited)

Assets
Cash and cash equivalents	$3,309	$3,990
Short term deposits	317,404	317,404
Current assets	320,713	321,394

Fixed assets, net (Note 2)	5,138,040	5,324,605
Long-term assets	5,138,040	5,324,605
Total assets	$5,458,753	$5,645,999

Liabilities and Equity
Accounts payable and accrued expenses	158,999	296,866
Due to related parties (Note 4)	7,145,208	6,467,046
Total current liabilities	7,304,207	6,763,912
Total liabilities	7,304,207	6,763,912

Equity
Accumulated deficit	(1,845,454)	(1,117,913)
Total equity	(1,845,454)	(1,117,913)
Total liabilities and equity	$5,458,753	$5,645,999

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF OPERATIONS

(Unaudited)

Six Months Ended
June 30, 2025
Revenues:
Digital mining revenues	$1,406,779
Total revenues	1,406,779
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation shown below)	1,144,027
Depreciation	681,776
Selling, general and administrative	301,532
Loss on disposal of fixed assets	6,985
Total operating costs and expenses	2,134,320
Operating loss	(727,541)
Loss before income taxes	(727,541)
Income tax expense	-
Net loss	$(727,541)

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF CASH FLOWS

(Unaudited)

Six Months Ended
June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(727,541)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	681,776
Revenues from digital assets production received by parent	(1,406,779)
Loss on disposal of fixed assets	6,985
Change in operating assets and liabilities:
Due to related parties	2,084,941
Accounts payable and accrued expenses	(137,867)
Net cash provided by operating activities	501,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets paid by related parties	(509,794)
Proceeds from sale of fixed assets	7,598
Net cash used in investing activities	(502,196)

NET DECREASE IN CASH	(681)
CASH - BEGINNING OF PERIOD	3,990
CASH - END OF PERIOD	$3,309

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(Unaudited)

	Accumulated Deficit	Total

Balance at December 31, 2024	$(1,117,913)	(1,117,913)
Net loss	(727,541)	(727,541)
Balance at June 30, 2025	$(1,845,454)	$(1,845,454)

The accompanying notes are an integral part of these financial statements

MISSISSIPPI OPERATIONS

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Mississippi Operations (“we”, “our”, or the “Company”) is comprised of certain assets and liabilities that were formerly owned by Greenidge Mississippi LLC, a legal subsidiary of Greenidge Generation Holdings LLC (“Parent”). In April 2024, Parent purchased 12 acres of land in Columbus, Mississippi which provided the Company with access to 11 MW of power capacity. In the second quarter of 2024, the Company deployed 7 MW of miners for use in our cryptocurrency mining business whereby the Company deploys our computing power to mine Bitcoin on the Bitcoin network.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates include long-lived asset impairment and the realization of deferred tax assets. Our estimates may change, however, as new events occur and additional information is obtained, and any such changes will be recognized in the financial statements.

Basis of Presentation

The Company has historically operated as part of Parent and not as a standalone company. The accompanying carve-out financial statements represent the historical operations of Parent’s Mississippi mining facility and have been derived from Parent’s historical accounting records. The carve-out financial statements are prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general and administrative expenses and cost of sales from Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Parent.

The unaudited financial statements were prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with GAAP were omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes included within the 8K/A. The results for the six months ended June 30, 2025, are not necessarily indicative of the results to be expected for the year ending December 31, 2025.

Although the Company was not cash flow positive and has a history of losses on a stand-alone basis, LM Funding America, Inc., the company that acquired the Mississippi Operations on September 16, 2025 (“Acquirer”), has committed to providing financial support for the Company’s operations on a going forward basis, thereby alleviating any doubt about the Company’s ability to continue as a going concern one year from the date the financial statements are available to be issued.

Due to Related Parties

As part of Parent, the Company was dependent upon Parent for all of its working capital and financing requirements as Parent uses a centralized approach for cash management and financing of its operations. Bitcoin earned through the Company’s operations are received in accounts that are legally held and controlled by Parent. Accordingly, none of Parent’s cash, cash equivalents, Bitcoin holdings or debt or interest incurred on debt at the corporate level were assigned to the Company in the financial statements. Financial transactions occurring at Parent relating to the Company have been accounted for through the “Due to related parties” account, which reflects the Company’s obligation for cash settlement with Parent. All significant transactions between the Company and Parent have been included in the accompanying financial statements.

The historical costs and expenses reflected in our financial statements include an allocation for certain corporate and shared service functions historically provided by Parent, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, information technology, and other shared services. Certain employees who provide service indirectly to the Company participated in Parent’s share-based payment plan. Share-based compensation costs associated with such employees are treated as allocated corporate costs. Costs have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated revenues, which is considered to be a reasonable reflection of the historical utilization levels of these services. Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from Parent, are reasonable. Nevertheless, our financial statements may not include all of the actual expenses that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented. Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company historically operated as part of a combined operating and reportable segment which included other components of Parent. The carve-out financial statements assume that the Mississippi Operations constitute one operating and reportable segment. The Company's CODM is collectively the Chief Executive Officer and President of Parent, who reviews key financial information on a combined basis for the purposes of making operating decisions, allocating resources, and evaluating financial performance.

Fixed Assets

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the Company’s depreciable assets. Land is not depreciated. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment amount is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There was no impairment of long-lived assets for six months ended June 30, 2025.

Revenue Recognition - Bitcoin Mining

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: The Company enters into a contract with Bitcoin mining pool operator (i.e., the Customer) to provide hash calculations to the mining pool. The contract is terminable at any time by either party and thus the contract term is shorter than a 24-hour period and the contract is continuously renewed.

Applying the criteria per ASC 606-10-25-1, the contract arises at the point that the Company provides hash calculations to the Customer, which is considered at contract inception, because customer consumption is in tandem with daily earnings of delivery of the computing power.

Step 2: In order to identify the performance obligations in a contract with a customer, the Company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

•
The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and
•
The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

Based on these criteria, the Company has a single performance obligation in providing hash calculations to the Customer. The continuous renewal options do not represent material rights because they do not provide the Customer with the right to purchase additional goods or services at a discount. Specifically, the contract is renewed at the same terms, conditions, and rate as the current contract which is consistent with market rates, and there are no upfront or incremental fees in the initial contract. The Company has full control of the mining equipment utilized in the mining pool and if the Company determines it will increase or decrease the processing power of its machines and/or fleet (i.e., for repairs or when power costs are excessive) the computing power provided to the customer will be reduced.

Step 3: The Company participates in Full Pay Per Share (“FPPS”) mining pools, whereby in exchange for providing hash calculations to the pool the Company is entitled to compensation, calculated on a daily basis, at an amount that approximates the total Bitcoin that could have been mined using the Company’s hash calculations, calculated on a look-back basis across previous blocks using the pools hash rate index.

The transaction consideration the Company earns is non-cash consideration in the form of Bitcoin, which the Company measures at fair value at 0:00:00 UTC on the start date of the contract using the Company's principal market for Bitcoin, Coinbase. Although the contract renews continuously throughout the day, and thus the value of the consideration should be assessed continuously throughout the day, the Company has concluded that using the 0:00:00 UTC Bitcoin price each day does not result in a materially different outcome. According to the Customer contract, daily settlements are made to the Company by the Customer based on the hash calculations provided from midnight-to-midnight UTC time and the payout is made at approximately 01:00 UTC the following day. The pool sends the Company’s cryptocurrency balance in the account to a digital wallet designated by the Company between 9:00 A.M. and 5:00 P.M. UTC time each day. The digital wallet is legally owned and controlled by Parent.

The transaction consideration the Company earns is variable since it is dependent on the daily computing power provided by the Company under the FPPS model. There are no other forms of variable considerations, such as discounts, rebates, refunds, credits, price concessions, incentives, performance bonuses, penalties, or other similar items. The sum of the block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the Customer for operating the mining pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent we perform hash calculations and generate revenue in accordance with the Customer’s payout formula during the continuously renewed contract periods beginning mid-night UTC and ending 23:59:59 UTC daily. This amount represents consideration paid to the Customer and is thus reported as a reduction in revenue.

Step 4: The transaction price is allocated to the single performance obligation upon verification for the provision of hash calculations to the Customer. The service of performing hash computations for the mining pool operators is an output of the Company’s ordinary activities and is the only performance obligation in the Company’s contracts with mining pool operators; therefore, all consideration from the Customer is allocated to this single performance obligation.

Step 5: The Company’s performance is complete in transferring the hash calculations over-time to the customer and the customer obtains control of the contributed hashrate. The performance obligation of hash calculations is fulfilled over time, as opposed to a point in time, because the Company provides the hash calculations throughout the contract period and the customer simultaneously obtains control of it and uses the asset to produce Bitcoin. There are no deferred revenues or other liability obligations recorded by the Company since there are no payments in advance of the performance. Bitcoin earned by the Company through its mining activities are included within operating activities on the accompanying statement of cash flows.

Cost of Revenues – Bitcoin Mining

The Company includes energy costs, repairs and maintenance, and operation expenses in cost of revenues. Depreciation of mining machines is included within “Depreciation” in the Statement of Operations.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Historically the Company had been included in a consolidated income tax return group with Parent. In order to determine the income tax expense and deferred tax assets and liabilities attributable to the Company, the Company performed a computation using a separate return basis (i.e., as if the Company had not been included in a consolidated income tax return group with Parent). The carve-out financial statements reflect income tax expense and deferred tax assets and liabilities attributable to the Company.

Deferred income tax assets and liabilities are determined based on the differences between financial statement carrying amounts and the tax basis of existing assets and liabilities. These differences are measured at the enacted tax rates that will be in effect when these differences reverse. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

A valuation allowance is required to be recognized if it is "more likely than not" that the deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of the current and future economic and business conditions.

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as part of the provision for income taxes.

Contingencies

The Company accrues for contingent obligations, including estimated legal costs, when the obligation is probable and the amount is reasonably estimable. As facts concerning contingencies become known, the Company reassesses its position and makes appropriate adjustments to the financial statements. Estimates that are particularly sensitive to future changes include those related to tax, legal and other regulatory matters.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”) issued the Financial Accounting Standards Board (“FASB”). ASUs issued by FASB, but which are not yet effective, were assessed and determined to be either not applicable to the Company or to have an insignificant impact on the financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires public business entities to provide additional disclosures in the notes to financial statements, disaggregating specific expense categories within relevant income statement captions. The prescribed categories include purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion, and amortization related to oil-and-gas producing activities. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statement disclosures.

On December 14, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires more detailed income tax disclosures. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adoption of the standard.

Recently adopted accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-08, Intangible - Goodwill and Other -Crypto Assets (Subtopic 350-60) (“ASC 350-60”). ASC 350-60 requires entities with certain crypto assets to subsequently measure such assets at fair value, with changes in fair value recorded in net income in each reporting period. In addition, entities are required to provide additional disclosures about the holdings of certain crypto assets. Crypto assets that meet all the following criteria are within the scope of the ASC 350-60: (1) meet the definition of intangible assets as defined in the Codification (2) do not provide the asset holder with enforceable rights to or claims on underlying goods, services, or other assets (3) are created or reside on a distributed ledger based on blockchain or similar technology (4) are secured through cryptography (5) are fungible, and (6) are not created or issued by the reporting entity or its related parties. Bitcoin, which is the sole crypto asset mined by the Company, meets each of these criteria. For all entities, the ASC 350-60 amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance). If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company has elected to early adopt the new guidance effective January 1, 2024. There was no impact to the Company as a result of adoption.

Since the Company does not hold any Bitcoin, the revaluation of such Bitcoin held by the Parent are not recognized at the Company level.

There were no other new accounting pronouncements adopted during the six months ended June 30, 2025 that were determined to have a material effect on the Company's financial position, results of operations or cash flows.

Note 2. Fixed Assets, net

The components of fixed assets as of June 30, 2025 and December 31, 2024 are as follows:

	Useful Life (Years)	June 30, 2025	December 31, 2024
Mining machines	3	$6,950,442	2,229,342
Mining facility infrastructure	10	2,486,021	2,417,896
Equipment	n/a	3,747	79,468
Land	n/a	1,694,553	1,456,347
Gross fixed assets		11,134,763	6,183,053
Less: accumulated depreciation		(5,996,722)	(858,448)
Fixed assets, net		$5,138,040	5,324,605

Equipment includes assets held as inventory that have not yet been placed into service. The Company’s depreciation expense recognized for six months ended June 30, 2025 was approximately $682 thousand.

Note 3. Digital Mining Revenues

The Company earns Bitcoin as a result of our mining operations. Bitcoin earned is deposited into accounts that are legally owned and controlled by Parent. During the six months ended June 30, 2025, the mining operations of the Company resulted in 14.7 of Bitcoin being earned and deposited in Parent’s accounts. The $1.4 million fair value of Bitcoin earned as a result of mining activity for the six months ended June 30, 2025 was recorded as “Digital mining revenue” in the Company’s Statement of Operations.

For the Company's self-mining operations, the Company considers its mining pool operator to be its customer. Revenue from one of the Company’s pool operator customers accounted for approximately 100% of total revenue for the six months ended June 30, 2025.

Note 4. Due to Related Parties

During the six months ended June 30, 2025, the Company acquired $510 thousand of fixed assets that were paid by subsidiaries of the Parent.

The Company was allocated $238 thousand of costs for the six months ended June 30, 2025 related to certain corporate and shared service functions provided by Parent including payroll, stock-based compensation, legal, accounting, audit, tax, treasury, IT and infrastructure, human resources, insurance and other general shared costs.

The total amount due to related parties as of June 30, 2025 and December 31, 2024 was $7.1 million and $6.5 million, respectively.

Note 5. Income Taxes

The Company performs an evaluation of the realizability of its deferred tax assets on a quarterly basis. The Company considers all positive and negative evidence available in determining the potential of realizing deferred tax assets, including the scheduled reversal of temporary differences, recent and projected future taxable income and prudent and feasible tax planning strategies. The estimates and assumptions used by the Company in computing the income taxes reflected in the accompanying financial statements could differ from the actual results reflected in the income tax returns filed during the subsequent year. Adjustments are recorded based on filed returns when finalized or the related adjustments are identified.

Under ASC 740-10-30-5, Income Taxes, deferred tax assets should be reduced by a valuation allowance if, based on the weight of available evidence, it is more-likely-than-not (i.e., a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The Company considers all positive and negative evidence available in determining the potential realization of deferred tax assets including, primarily, the recent history of taxable earnings or losses. Based on operating losses reported by the Company during 2025 and anticipation of losses going forward, the Company concluded there was not sufficient positive evidence to overcome this recent operating history. As a result, the Company believed that a valuation allowance was necessary based on the more-likely-than-not threshold noted above. The Company has recorded a valuation allowance of approximately $0.5 million and $0.3 million as of June 30, 2025 and December 31, 2024, respectively.

Note 6. Subsequent Events

The Company evaluated events occurring after June 30, 2025, and through the date the financial statements were issued, November 28, 2025, and identified no events or transactions that require disclosure in these financial statements.